Exhibit 10(a)

AMENDED MANAGEMENT INCENTIVE COMPENSATION PLAN
OF
PROGRESS ENERGY, INC.

AS AMENDED September 1, 2010

TABLE OF CONTENTS
Page

ARTICLE I	PURPOSE	1
ARTICLE II	DEFINITIONS	1
ARTICLE III	ADMINISTRATION	9
ARTICLE IV	PARTICIPATION	9
ARTICLE V	AWARDS	10
ARTICLE VI	DISTRIBUTION AND DEFERRAL OF AWARDS	12
ARTICLE VII	TERMINATION OF EMPLOYMENT	19
ARTICLE VIII	MISCELLANEOUS	19
EXHIBIT A	MICP RELATIVE PERFORMANCE WEIGHTINGS
EXHIBIT B	MANAGEMENT INCENTIVE EXAMPLE
EXHIBIT C	PARTICIPATING EMPLOYERS
FORM OF DESIGNATION OF BENEFICIARY

ARTICLE I
PURPOSE
The purpose of the Management Incentive Compensation Plan (the “Plan”) of Progress Energy, Inc. is to promote the financial interests of the Company, including its growth, by (i) attracting and retaining executive officers and other management-level employees who can have a significant positive impact on the success of the Company; (ii) motivating such personnel to help the Company achieve annual incentive, performance and safety goals; (iii) motivating such personnel to improve their own as well as their business unit/work group’s performance through the effective implementation of human resource strategic initiatives; and (iv) providing annual cash incentive compensation opportunities that are competitive with those of other major corporations.
The Sponsor amends and restates the Plan effective January 1, 2010.  The terms of the amended and restated Plan shall govern the payment of any benefits commencing after January 1, 2010.

ARTICLE II
DEFINITIONS
The following definitions are applicable to the Plan:
1. “Achievement Factor”:  The sum of the Weighted Achievement Percentages determined for each of the Performance Measures for the Year.
2. “Award”:  The benefit payable to a Participant hereunder based upon achievement of the Performance Measures and as may be adjusted in accordance with Section 6 of Article V below.

3. “Affiliated Entity”:  Any corporation or other entity that is required to be aggregated with the Sponsor pursuant to Sections 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended (the “Code”), but only to the extent required.
4. “Board”:  The Board of Directors of the Sponsor.
5. “Cause”:  Any of the following:
(a)	embezzlement or theft from the Company, or other acts of dishonesty, disloyalty or otherwise injurious to the Company;
(b)	disclosing without authorization proprietary or confidential information of the Company;
(c)	committing any act of negligence or malfeasance causing injury to the Company;
(d)	conviction of a crime amounting to a felony under the laws of the United States or any of the several states;
(e)	any violation of the Company’s Code of Ethics; or
(f)	unacceptable job performance which has been substantiated in accordance with the normal practices and procedures of the Company.
6. “Change in Control”: The earliest of the following dates:
(a)
the date any person or group of persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934), excluding employee benefit plans of the Sponsor, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Act of 1934) of securities of the Sponsor representing twenty-five percent (25%) or more of the combined voting power of the Sponsor’s then outstanding securities (excluding the acquisition of securities of the Sponsor by an entity at least eighty percent (80%) of the outstanding voting securities of which are, directly or indirectly, beneficially owned by the Sponsor); or

(b)	the date of consummation of a tender offer for the ownership of more than fifty percent (50%) of the Sponsor’s then outstanding voting securities; or
(c)
the date of consummation of a merger, share exchange or consolidation of the Sponsor with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Sponsor or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(d)
the date, when as a result of a tender offer or exchange offer for the purchase of securities of the Sponsor (other than such an offer by the Sponsor for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who are Continuing Directors cease for any reason to constitute at least two-thirds (2/3) of the members of the Board; or

(e)
the date the shareholders of the Sponsor approve a plan of complete liquidation or winding-up of the Sponsor or an agreement for the sale or disposition by the Sponsor of all or substantially all of the Sponsor’s assets; or

(f)	the date of any event which the Board determines should constitute a Change in Control.
A Change in Control shall not be deemed to have occurred until a majority of the members of the Board receive written certification from the Compensation Committee that one of the events set forth in this Section 6 has occurred.  Any determination that an event described in this Section 6 has occurred shall, if made in good faith on the basis of information available at that time, be conclusive and binding on the Compensation Committee, the Sponsor, each Affiliated Entity, the Participant and their Beneficiaries for all purposes of the Plan.
7. “Company”:  The Sponsor and each Affiliated Entity.
8. “Compensation Committee”:  The Organization and Compensation Committee of the Board of Directors of the Sponsor.
9. “Continuing Director”:  The members of the Board as of the Effective Date; provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was supported by seventy-five percent (75%) or more of the directors who then comprised Continuing Directors shall be considered to be a Continuing Director.
10. “Date of Retirement”:  The first day of the calendar month immediately following the Participant’s Retirement.
11. “Designated Beneficiary”:  The beneficiary designated by the Participant, pursuant to procedures established by the Human Resources Department of the Company, to

receive amounts due to the Participant or to exercise any rights of the Participant to the extent permitted hereunder in the event of the Participant’s death.  If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.
12. “Earnings”:  The net income of the Participating Employer as determined from time to time by the Compensation Committee.
13. “ECIP Goals”:  The goals set forth to receive a payment under the Employee Cash Incentive Plan of each department or business unit of the Company.
14. “Effective Date”:  The Effective Date of this Plan, as amended, is January 1, 2009.
15. “EPS”:  The on-going earnings per share of the Sponsor’s Common Stock for a Year as determined by the Compensation Committee from time to time.
16. “Legal Entity Earnings”:  The Earnings of the Participating Employer which employs the Participant.
17. “Participant”:  An employee of a Participating Employer who is selected pursuant to Article IV hereof to be eligible to receive an Award under the Plan.
18. “Participating Employer”:  Each Affiliated Entity that, with the consent of the Compensation Committee, adopts the Plan and is included in Exhibit C, as in effect from time to time.
19. “Performance Measures”:  The EPS, Legal Entity Earnings and ECIP Goals.
20. “Performance Unit”:  A unit or credit, linked to the value of the Sponsor’s Common Stock under the terms set forth in Article VI hereof.

21. “Performance Unit Subaccount”:  A notational bookkeeping account maintained under the Plan at the direction of the Compensation Committee representing a deemed investment in Performance Units, including the Incentive Performance Units described in Section 4 of Article VI, and associated earnings and adjustments.  The number of Performance Units awarded to a Participant shall be recorded in each Participant’s Performance Unit Subaccount as of the first day of the month coincident with or next following the month in which a deferral becomes effective with respect to Awards deferred for Years beginning prior to January 1, 2009, and thereafter with respect to deferred Awards allocated to the Performance Unit Subaccount by the Participant.  The number of Performance Units recorded in a Participant’s Plan Deferral Account shall be adjusted to reflect any splits or other adjustments in the Sponsor’s Common Stock, the payment of any cash dividends paid on the Sponsor’s Common Stock and the payment of Awards under this Plan to the Participant.  To the extent that any cash dividends have been paid on the Sponsor’s Common Stock, the number of Performance Units shall be adjusted to reflect the number of Performance Units that would have been acquired if the same dividend had been paid on the number of Performance Units recorded in the Participant’s Plan Deferral Account on the dividend record date.  For purposes of determining the number of Performance Units acquired with such dividend, the average of the opening and closing price of the Sponsor’s Common Stock on the payment date of the Sponsor’s Common Stock dividend shall be used.
22. “Phantom Investment Fund”:  A deemed investment option for purposes of the Plan, each of which shall be the same as those investment options generally available to all participants in the Progress Energy 401(k) Savings & Stock Ownership Plan, as amended from time to time, or as otherwise selected by the Compensation Committee.  Provided, however, the

Company’s common stock shall not be a deemed investment option under this Plan for Section 16 Officers with respect to Deferrals made after September 1, 2010.  If a Participant becomes a Section 16 Officer after submitting a deferral election that specifies an allocation to the Performance Unit Subaccount, that portion shall be allocated to the stable value Phantom Investment Subaccount.
23. “Phantom Investment Subaccount”:  A notational bookkeeping account maintained under the Plan at the direction of the Compensation Committee representing a deemed investment in one or more Phantom Investment Funds as directed by the Participant under Section 6 of Article VI, including the Performance Unit Subaccount of the Participant, if any, for allocations of deferred Awards prior to September 1, 2010 and any Incentive Performance Units.
24. “Plan”:  The Management Incentive Compensation Plan of Progress Energy, Inc. as contained herein, and as it may be amended from time to time.
25. “Retirement”:  A Participant’s termination of employment from the Company on or after attaining (i) age 65 with 5 years of service, (ii) age 55 with 15 years of service, or (iii) 35 years of service.
26. “Salary”:  The compensation paid by the Company to a Participant in a relevant Year, consisting of regular or base compensation, such compensation being understood not to include bonuses, if any, or incentive compensation, if any.  Provided, that such compensation shall not be reduced by any cash deferrals of said compensation made under any other plans or programs maintained by such Company.
27. “Section 16 Officer”:  a Participant who is subject to Section 16 of the Securities Exchange Act of 1934.

28. “Senior Management Committee”:  The Senior Management Committee of the Company.
29. “Section 409A”:  Section 409A of the Code, or any successor section under the Code, as amended and as interpreted by final or proposed regulations promulgated thereunder from time to time and by related guidance.
30. “Separation from Service”:  The death, Retirement or other termination of employment with the Company as defined for purposes of Section 409A.
31. “Sponsor”:  Progress Energy, Inc., a North Carolina corporation, or any successor to it in the ownership of substantially all of its assets.
32. “Target Award Opportunity”:  The target for an Award under this Plan as set forth in Section 1 of Article V hereof.
33. “Unforeseeable Emergency”:  A severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
34. “Valuation Date”:  The last day of each calendar month and such other dates as selected by the Compensation Committee, in its sole discretion.
35. “Weighted Achievement Percentage”:  The percentage determined by multiplying the relative percentage weight assigned to each of the Performance Measures applicable to the Participant for the Year by the payout percentage corresponding to the level of achievement of the Performance Measure as determined for each department or business unit for the Year.
36. “Year”:  A calendar year.

ARTICLE III
ADMINISTRATION
The Plan shall be administered by the Chief Executive Officer of the Sponsor. Except as otherwise provided herein, the Chief Executive Officer of the Sponsor shall have sole and complete authority to (i) select the Participants; (ii) establish and adjust (either before or during the Year) the performance criteria necessary for a Participant to attain an Award for the Year; (iii) adjust and approve Awards; (iv) establish from time to time regulations for the administration of the Plan; and (v) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan, all subject to its express provisions. Notwithstanding the foregoing, the Compensation Committee shall (a) approve the applicable threshold, target and outstanding levels of performance for a Performance Measure for the Year; (b) approve the performance criteria and Awards for all Participants who are members of the Senior Management Committee; and (c) certify to the Board that a Change in Control has occurred as provided in Section 6 of Article II.
A majority of the Compensation Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee without a meeting, shall be the acts of such Committee.
ARTICLE IV
PARTICIPATION
The Chief Executive Officer of the Sponsor shall select from time to time the Participants in the Plan for each Year from those employees of each Company who, in his opinion, have the capacity for contributing in a substantial measure to the successful performance of the Company that Year.  No employee shall at any time have a right to be selected as a Participant in the Plan for any Year nor, having been selected as a Participant for one Year, have the right to be selected as a Participant in any other Year.
ARTICLE V
AWARDS
1. Target Award Opportunities.  The following table sets forth Target Award Opportunities, expressed as a percentage of Salary, for various levels of participation in the Plan:
Participation	Target Award Opportunities
Chief Executive Officer of Sponsor*	85%
Chief Operating Officer of Sponsor*	70%
Presidents*/Executive Vice Presidents*	55%
Senior Vice Presidents*	45%
Department Heads	35%
Other Participants: Key Managers Other Managers Supervisory Personnel	25% and 30% 20% 10%, 12%, and 15%

*Senior Management Committee level positions.
The Target Award Opportunity for the Chief Executive Officer of the Sponsor shall be 85%; however, the Compensation Committee of the Board shall be authorized to change that amount from year to year, or to award an amount of compensation based on other considerations, in its complete discretion.
2. Award Components.  Awards under the Plan to which Participants are eligible shall depend upon the achievement of the Performance Measures for the Year.  Prior to the beginning of each Year, or as soon as practical thereafter, the Chief Executive Officer of the Sponsor will establish and the Compensation Committee will approve the Performance Measures for the Year, their relative percentage weight, and the performance criteria necessary for attainment of various performance levels.  Attached hereto as Exhibit A are the relative percentage weights for each of the Performance Measures for each level of participation as of the Effective Date, which may be changed from time to time by the Compensation Committee.
3. Performance Levels.  The Compensation Committee may establish three levels of performance related to a Performance Measure: outstanding, target, and threshold.  In such case, the payout percentages to be applied to each Participant’s Target Award Opportunity are as follows:

Performance Level	Payout Percentage
Outstanding	200%
Target	100%
Threshold	50%

Payout percentages shall be adjusted for performance between the designated performance levels; provided, however, that performance which falls below the “Threshold” performance level results in a payout percentage of zero.
4. Determination of Award Amount.  The Chief Executive Officer of the Sponsor shall determine the amount of the Award, if any, earned by each Participant for the Year; provided, that the Compensation Committee shall approve the amount of the Award for a Participant who is a member of the Senior Management Committee.  The amount of an Award earned by the Participant shall be determined by multiplying the Salary times the Target Award Opportunity times the Achievement Factor applicable to the Participant for the Year.  The amount of the Award of a Participant is subject to further adjustment as provided in Section 6 of this Article V.
5. New Participants.  Any Award that is earned during the initial Year of participation shall be pro rated based on the length of time served in the qualifying job.

6. Adjustment of Award Amount.  The Chief Executive Officer of the Sponsor, in his sole discretion, may adjust the Award for the Year payable to Participants who are not members of the Senior Management Committee based upon management’s determination of the performance goals and core skill achievement of the Participant, the succession planning leadership rating of the Participant and any other applicable performance criteria.  Similar adjustments of Awards to Participants who are members of the Senior Management Committee shall be subject to approval by the Compensation Committee.
7. Example.  Attached as Exhibit B and incorporated by reference is an example of the process by which an Award is granted hereunder.  Exhibit B is intended solely as an example and in no way modifies the provisions of this Article V.
ARTICLE VI
DISTRIBUTION AND DEFERRAL OF AWARDS
1. Distribution of Awards.  Unless a Participant elects to defer an Award pursuant to the remaining provisions of this Article VI, Awards under the Plan earned during any Year shall be paid in cash by March 15 of the succeeding Year.
2. Deferral Election.  A Participant may elect to defer the Plan Award he or she will earn for any Year by completing and submitting a deferral election in a form acceptable to the Vice President, Human Resources, by the last day of the preceding Year (or such other time as permitted by Section 409A).  Such election shall apply to the Participant’s Award, if any, otherwise to be paid after the Year during which it is earned. A Participant’s deferral election may apply to 100%, 75%, 50%, or 25% of the Plan Award; provided, however, that in no event shall the amount deferred be less than $1,000.

The election to defer shall be irrevocable as to the Award earned during the particular Year except as provided in Section 10 of this Article VI or as may be permitted by rules promulgated under Section 409A and the plan administrator.
3. Period of Deferral.  At the time of a Participant’s deferral election, a Participant must also select a distribution date and form of distribution.  Subject to Section 7, the distribution date may be: (a) any date that is at least five (5) years subsequent to the date the Plan Award would otherwise be payable, but not later than the second anniversary of the Participant’s Date of Retirement; or (b) any date that is within two years following the Participant’s Date of Retirement.  Subject to Section 7, the form of distribution may be either (i) a lump sum or (ii) equal installments over a period extending from two years to ten years, as elected by the Participant.  A Participant may not subsequently change the distribution date and form of distribution designated in the initial deferral election.
4. Performance Units.  All Awards which are deferred under the Plan with respect to Years beginning prior to January 1, 2009, shall be recorded in the form of Performance Units.  Each Performance Unit is generally equivalent to a share of the Sponsor’s Common Stock. In converting the cash Award with respect to Years beginning prior to January 1, 2009, to Performance Units, the number of Performance Units granted shall be determined by dividing the amount of the Award by 85% of the average value of the opening and closing price of a share of the Sponsor’s Common Stock on the last trading day of the month preceding the date of the Award.  The Performance Units attributable to the 15% discount from the average value of the Sponsor’s Common Stock shall be referred to as the “Incentive Performance Units.”  The Incentive Performance Units and any adjustments or earnings attributable to those Performance Units shall be forfeited by the Participant if he or she terminates employment either voluntarily or involuntarily other than for death or Retirement prior to five years from March 15 of the Year in which payment would have been made if the Award had not been deferred; provided, however, that if before such date the employment of the Participant is terminated by the Company without Cause following a Change in Control, the Incentive Performance Units shall not be forfeited but shall be payable to the Participant in accordance with Section 9 of this Article VI.
5. Phantom Investments.  Effective with respect to Awards earned in Years beginning on and after January 1, 2009, the Participant shall allocate in his or her deferral election the deferred Award among the Phantom Investment Subaccounts made available by the Compensation Committee.  The Participant may elect to reallocate the value of his Phantom Investment Subaccounts among other Phantom Investment Subaccounts once per calendar month, pursuant to uniform rules and procedures adopted by the Compensation Committee.  A Participant having a Plan Deferral Account as of December 31, 2008, may reallocate any part of the balance in the Plan Deferral Account (other than amounts attributable to Incentive Performance Units) among the Phantom Investment Subaccounts pursuant to uniform rules and procedures adopted by the Compensation Committee.  Effective September 1, 2010, Section 16 Officers may not reallocate the value of his or her Phantom Investment Subaccounts into the Performance Unit Subaccount.
6. Plan Accounts.  A Plan Deferral Account will be established on behalf of each Participant electing to defer payment of an Award under the Plan.  The Plan Deferral Account shall represent the aggregate balance in the Phantom Investment Subaccounts of the Participant.  Phantom Investment Subaccounts shall be valued as of each Valuation Date based on the notional investments of each such account, and shall be stated in a unit value or dollar amount, pursuant to rules and procedures adopted by the Compensation Committee.  Each Participant shall receive an annual statement of the balance of his Plan Deferral Account.
7. Payment of Deferred Plan Awards.  Subject to Section 4 related to forfeiture of Incentive Performance Units, the balance in the Plan Deferral Account shall be paid in cash to the Participant within sixty (60) days after the deferred distribution date specified by the Participant in accordance with Section 3.  The balance in the Plan Deferral Account shall be determined as of the Valuation Date next preceding the date of payment to the Participant.  To convert the Performance Units in a Participant’s Performance Unit Subaccount to a cash payment amount, Performance Units shall be multiplied by the closing price of the Sponsor’s Common Stock on the last trading day coincident with or next preceding the applicable Valuation Date.  Except as otherwise provided in Sections 7, 8, 9 and 10 of this Article VI, the deferred amounts will be paid either in a single lump-sum payment or in up to ten (10) annual payments as elected by the Participant at the time of the deferral election.
In the event that a Participant elects to receive the deferred Plan Award in equal annual payments, the amount of the Award to be received in each year shall be determined as follows:
                      (a)           To determine the amount of the initial annual payment, the balance in the Participant’s Plan Deferral Account as of the applicable Valuation Date will be divided by the total number of annual payments to be received by the Participant.
                      (b)           To determine the amount of each successive annual payment, the balance in the Participant’s Plan Deferral Account as of the Valuation Date next preceding the date of payment will be divided by the number of annual payments remaining to be received.
8. Termination of Employment/Effect on Deferral Election.  If the employment of a Participant terminates prior to the last day of a Year for which a Plan Award is determined, then any deferral election made with respect to such Plan Award for such Year shall not become effective and any Plan Award to which the Participant is otherwise entitled shall be paid as soon as practicable after the end of the Year during which it was earned, in accordance with Section 1 of this Article VI.
9. Separation from Service/Payment of Deferral.  Notwithstanding the foregoing, if a Participant Separates from Service by reason other than death or Retirement, full payment of all amounts due to the Participant shall be made within sixty (60) days following the date of Separation.  However, if the Participant is a “key employee” as defined in Section 416(i) of the Code (but determined without regard to paragraph 5 thereof or the 50 employee limit on the number of officers treated as key employees), payment shall not be made before the date that is six months after the date of Separation from Service for any reason including Retirement (or, if earlier, the date of death of the Participant).  Incentive Performance Units shall be subject to forfeiture to the extent provided in Section 4.
10. Payments Due to Unforeseeable Emergency.  In the event of an Unforeseeable Emergency, a Participant may apply to receive a distribution earlier than initially elected.  The Chief Executive Officer of Sponsor or his designee may, in his sole discretion, either approve or deny the request.  The determination made by the Chief Executive Officer of Sponsor will be final and binding on all parties.  If the request is granted, the amount distributed will not exceed the amount necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated to result from the distribution, after taking into account the extent to which such hardship is or may be relieved through cancellation of a deferral election under this Section 10, reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent such liquidation of assets would not itself cause severe financial hardship).  Any deferral election made with respect to a Plan Award that would otherwise become payable by the next succeeding March 15 shall be cancelled and such Plan Award shall be paid in cash by the next succeeding March 15 pursuant to Section 1.  Incentive Performance Units shall not be subject to early distribution under this Section 10 until five years from March 15 of the Year in which payment would have been made if the Award had not been deferred.
11. Death of a Participant.  If the death of a Participant occurs before a full distribution of the Participant’s Plan Deferral Account is made, the remaining portion of the Participant’s Plan Deferral Account shall be paid in a lump sum to the Designated Beneficiary of the Participant within sixty (60) days following notification that death has occurred.  The balance in the Plan Deferral Account shall be determined as of the Valuation Date next preceding the date of payment.
12. Non-Assignability of Interests.  The interests herein and the right to receive distributions under this Article VI may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a Participant becomes bankrupt, the interests of the Participant under this Article VI may be terminated by the Chief Executive Officer of Sponsor, which, in his sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such Participant or make any other disposition of such interests that he deems appropriate.
13. Unfunded Deferrals.  Nothing in this Plan, including this Article VI, shall be interpreted or construed to require the Sponsor or any Company in any manner to fund any obligation to the Participants, terminated Participants or beneficiaries hereunder.  Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Sponsor or any Company and the Participants, terminated Participants, beneficiaries, or any other persons.  Any funds which may be accumulated in order to meet any obligation under this Plan shall for all purposes continue to be a part of the general assets of the Sponsor or Company.  The Sponsor or Company may establish a trust to hold funds intended to provide benefits hereunder to the extent the assets of such trust become subject to the claims of the general creditors of the Sponsor or Company in the event of bankruptcy or insolvency of the Sponsor or Company.  To the extent that any Participant, terminated Participant, or beneficiary acquires a right to receive payments from the Sponsor or Company under this Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Sponsor or Company.
14. Change in Control.  In the case of a Change in Control, the Company shall, subject to the restrictions in this Section 14 and Section 13 of Article VI, irrevocably set aside funds in one or more such grantor trusts in an amount that is sufficient to pay each Participant employed by such Company (or Designated Beneficiary) the net present value as of the date on which the Change in Control occurs, of the benefits to which Participants (or their Designated Beneficiaries) would be entitled pursuant to the terms of the Plan if the value of their Plan Deferral Account would be paid in a lump sum upon the Change in Control.
15. Limitation on Trust.  Notwithstanding the provisions of the foregoing Sections 13 and 14, the Company shall establish no such trust if the assets thereof shall be includable in the income of Participants thereby pursuant to Section 409A(b).

ARTICLE VII
TERMINATION OF EMPLOYMENT
Except as otherwise provided in this Article VII, a Participant must be actively employed by the Company on the next January 1 immediately following the Year for which a Plan Award is earned in order to be eligible for payment of an Award for that Year.  In the event the active employment of a Participant shall terminate or be terminated for any reason, including death, before the next January 1 immediately following the Year for which a Plan Award is earned, such Participant shall receive his or her Award for the year, if any, in an amount that the Chief Executive Officer of the Sponsor deems appropriate.  Notwithstanding the foregoing provisions of this Article VII, in the event the employment of the Participant is terminated by the Company without Cause within one (1) year following a Change in Control, the Award of the Participant for the Year in which the termination occurs shall equal the amount of the Award which would have been earned for the Year if the Participant had remained in the employment of the Company through December 31, pro rated to reflect the portion of the Year completed by the Participant as an employee; provided, however, that such Award shall not be less than the Target Award Opportunity of the Participant for the Year, pro rated to reflect the portion of the Year completed by the Participant as an employee.
ARTICLE VIII
MISCELLANEOUS
1. Assignments and Transfers.  The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

2. Employee Rights Under the Plan.  No Company employee or other person shall have any claim or right to be granted an Award under the Plan or any other incentive bonus or similar plan of the Sponsor or any Company.  Neither the Plan, participation in the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Sponsor or any Company.
3. Withholding.  The Sponsor or Company (as applicable) shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld with respect to such cash payments.
4. Amendment or Termination.  The Compensation Committee may in its sole discretion amend, suspend or terminate the Plan or any portion thereof at any time; provided, that in the event of a Change in Control, no such action shall take effect prior to the January 1 next following the Year in which occurs the Change in Control.  No action to amend, suspend or terminate the Plan shall affect the right of a Participant to the payment of a Plan Award earned prior to the effective date of such action, or permit the acceleration of the time or schedule of any payment of amounts deferred under the Plan (except as provided in regulations under Section 409A).
5. Governing Law.  This Plan shall be construed and governed in accordance with the laws of the state of North Carolina to the extent not preempted by federal law and in a manner consistent with the requirements of Section 409A.
6. Entire Agreement.  This document (including the Exhibits attached hereto) sets forth the entire Plan.

(Signature page follows)

IN WITNESS WHEREOF, this instrument has been executed this ___ day of _________, 2010.

PROGRESS ENERGY, INC.

By:           ___________________________________
William D. Johnson
Chief Executive Officer

EXHIBIT A

MICP RELATIVE PERFORMANCE WEIGHTINGS

POSITION	COMPANY EPS	LEGAL ENTITY EARNINGS	ECIP GOALS
SMC – CEO	100%	–	–
SMC – COO	45%	55%	–
SMC – Presidents	45%	55%	–
SMC – Service Company CEO	100%	–	–
SMC – Non Service Company	35%	65%	–
SMC – Service Company	100%	–	–
Non Service Company Department Heads and Managers	50%	50%	–
Service Company Department Heads and Managers	50%	50%	–

Note:
This structure may be modified from time to time as provided in Section 2 of Article V of the Plan.  The Compensation Committee may consider ECIP Goals achievement in determining any reduction of Awards of Participants who are members of the Senior Management Committee.  In addition, the CEO may consider ECIP Goals achievement in determining any reduction of Awards for all other Participants.

EXHIBIT B

MANAGEMENT INCENTIVE EXAMPLE
(Assumes preliminary PDP and Succession Planning rates are complete)
Step 1: Calculate achievement factor for members of a department
	Achievement Level	Achievement Percentage	Weighting (see Pro Rate %)	Achievement Factor
PGN EPS	Target	100%	50.0%	50.0%
Legal Entity Earnings	Outstanding	200%	50.0%	100.0%
	Total achievement factor			150.0% Would be calculated for each BU

Step 2: Apply achievement factor to target levels
	Target %	Achievement Factor	Initial Payout %
Department Head	35.0%	150.0%	52.5%
Other Section Manager Section Manager	30.0% 25.0%	150.0% 150.0%	45.0% 37.5%
Unit Manager	20.0%	150.0%	30.0%
Supervisor	15.0%	150.0%	22.5%

Step 3: Determine dollars eligible by department:
	Salary	Target %	Initial Payout %	Calculated Award
John Doe, Department Head	200,000	35.0%	52.5%	$105,000
John Que, Other Section Manager Jane Doe, Section Manager	100,000 100,000	30.0% 25.0%	45.0% 37.5%	45,000 37,500
John Smith, Section Manager	120,000	25.0%	37.5%	45,000
Jane Smith, Unit Manager	80,000	20.0%	30.0%	24,000
John Jones, Unit Manager	75,000	20.0%	30.0%	22,500
Jane Jones, Supervisor	90,000	15.0%	22.5%	20,250
				$299,250
Step 4: Provide each group executive a list of their departments and calculated award totals. Allow them to redistribute dollars based on organization performance within group.

Step 5: Allocate dollars by group and department:
	Salary	Target %	Initial Payout %	Calculated Award	Discretionary Adjustment	Actual Award	Award %
John Doe	200,000	35.0%	52.5%	$105,000	($12,600)	$92,400	46.2%
John Que, Jane Doe	100,000 100,000	30.0% 25.0%	45.0% 37.5%	45,000 37,500	0 5,000	45,000 42,500	45.0% 42.5%
John Smith	120,000	25.0%	37.5%	45,000	(3,000)	42,000	35%
Jane Smith	80,000	20.0%	30.0%	24,000	-	24,000	30%
John Jones	75,000	20.0%	30.0%	22,500	5,000	27,500	36.7%
Jane Jones	90,000	15.0%	22.5%	20,250	(3,050)	17,200	19.11%
				$299,250		$290,600

		Per group executive, department total to spend is $245,600
		(Step 4)

General notes:
The departmental sheets would still be rolled into group level sheets and reviewed by level as in prior years (all dh’s together, 25% participants, 20% participants, 10%  participants, 12% participants,  and15% participants)

1

Discretion based on PDP (core skills and performance goals) , succession planning ratings, and ECIP Goals achievement
Discretionary percentage should reflect a range of +/- TBD% of payout % for group
Steps 1 & 2 (MICP) fund determination) based on legal entities.  Steps 3-5 (MICP allocation) utilize reporting organization/group.

2

EXHIBIT C

PARTICIPATING EMPLOYERS

Progress Energy Carolinas, Inc.

Progress Energy Service Company, LLC

Progress Energy Florida, Inc.

Progress Energy Ventures, Inc.

Progress Fuels Corporation (corporate employees)

DESIGNATION OF BENEFICIARY
MANAGEMENT INCENTIVE COMPENSATION PLAN
OF
PROGRESS ENERGY, INC.

As provided in the Management Incentive Compensation Plan of Progress Energy, Inc., I hereby designate the following person as my beneficiary in the event of my death before a full distribution of my Deferral Account is made.

PRIMARY BENEFICIARY:

_______________________________

_______________________________

_______________________________

CONTINGENT BENEFICIARY:

_______________________________

_______________________________

_______________________________

Any and all prior designations of one or more beneficiaries by me under the Management Incentive Compensation Plan of Progress Energy, Inc. are hereby revoked and superseded by this designation. I understand that the primary and contingent beneficiaries named above may be changed or revoked by me at any time by filing a new designation with the Sponsor’s Human Resources Department.

DATE: __________________

SIGNATURE OF PARTICIPANT: _________________________________

The Participant named above executed this document in our presence on the date set forth above.

WITNESS:                                                           WITNESS:  ___________________________________